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                                                                    Exhibit 10.7


                            BUSINESS LOAN AGREEMENT

Principal Loan Date Maturity Loan No. Call Collateral Account Officer Initials

$10,000,000.00

The above references in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: Tellium, Inc.                      Lender: Commerce Bank/Shore, N.A.
          2 Cresent Place                            Attn: Christopher C. Giamo
          Oceanport, NJ  07757                       1101 Hooper Avenue, CN 2050
                                                     Toms River, NJ  08754

Principal Amount:  $10,000,000.00      Initial Interest Rate: 6.75%    Date of Agreement:  6-1-00

THIS BUSINESS LOAN AGREEMENT between Tellium, Inc. ("Borrower" or "Grantor") and Commerce Bank/Shore, N.A. ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for a loan in the total principal amount of U.S. $10,000,000.00 in order to finance the working capital needs of the Borrower. Lender is conditionally willing to lend the loan amount to Borrower solely under the terms and conditions specified in this Agreement and in the Related Documents, to each of which Borrower agrees. Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (b) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.   This Agreement shall be effective as of June 1, 2000 and shall continue thereafter until all Indebtedness has been paid in full, all other obligations of Borrower hereunder have been performed in full, and the parties terminate this Agreement in writing.

DEFINITIONS.   The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings customarily attributed to such terms in the Uniform Commercial Code. All references to dollar amounts in lawful money of the United States of America.

     Agreement: shall mean the within business Loan Agreement dated June 1, 2000, between Tellium, Inc. as Borrower or Grantor and Commerce Bank/Shore, N.A. as Lender.
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     Promissory Note:  shall mean the Promissory Note dated June 1, 2000, between Tellium, Inc., as Borrower, and Commerce Bank/Shore, N.A. as
     Lender.

     Related Documents: shall mean, the executed Business Loan Agreement, the executed Promissory Note and other agreements related to the within Loan/transaction.

LOAN. The Loan shall be in an amount not to exceed the principal sum of U.S. $10,000,000.00 and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents. The Loan shall bear interest on each Advance from the date of the Advance in accordance with the terms of the accompanying Promissory Note and related documents. Borrower shall use the Loan Funds solely for the following specific purposes: To finance the working capital needs of the Borrower. The Loan amount shall be subject at all times to all maximum limits and conditions set forth in the law, this Agreement, the Note, or in any of the Related Documents.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any loan, and at all times any Indebtedness exists:

     Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is validly existing and in good standing in the State of New Jersey. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage.

     Authorization. The execution, delivery, and performance of this Agreement by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority, or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its Articles of Incorporation or organizational documents, by-laws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree or order applicable to Borrower.

     Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no materially adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to

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     Lender or as of the date of the within document. Borrower has no material contingent obligations except as disclosed in such financial statements.

     Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower (or the property) is pending, threatened, or anticipated and no other event has occurred which may materially or adversely affect Borrower's financial condition or properties - other than litigation, claims, or other events, if any, which have been disclosed to and acknowledged by Lender, in writing.

     Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid, and binding obligations of Borrower-enforceable against Borrower (and Guarantor, if applicable) in accordance with their respective terms.

     Binding Effect. This Agreement, the Note, the related documents, and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower, as well as upon Borrower's successors, representatives, and assigns, and are legally enforceable in accordance with their respective terms.

     Survival of Representations and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and, unless otherwise excepted herein or in the Related documents, shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

PAYMENT OBLIGATIONS. Borrower will pay this loan in full on or before June 30, 2001. The annual interest rate for this loan is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

     Interest alone shall be payable monthly during the Loan term at the rate set forth herein (and in the accompanying Promissory Note) on the first day of each month,

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commencing July 1, 2000, and from and after the first disbursement of the Loan until June 30, 2001, (hereinafter referred to as the "Maturity Date")

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

     Adverse Changes/Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition; (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower; and/or (c) any change in the legal or beneficial ownership of the Borrowing entity which unreasonably impairs and/or invalidates the security pledged by Borrower in conjunction with the within Loan.

     Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to immediately examine and audit Borrower's books, records, and all other documents at all reasonable times.

     Financial Statements. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet, tax returns, and income and expense statements for the year ended, prepared by Borrower or Borrower's accountant. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct. The said statements and balance sheet are to be reviewed by a Certified Public Accountant, satisfactory to Lender. All such statements shall set forth, in reasonable detail, the results, operations, and conditions of the Borrower and all related businesses, certified as true and correct by Borrower and shall be in form satisfactory to Lender. Additionally, each year, the Borrower shall provide the Lender with signed income tax returns.

     Additional Information. Furnish such additional information and statements, and other reports with respect to Borrower's financial condition and business operations, as Lender may request from time to time.

     Loan Proceeds. Use the Loan Funds solely to finance the working capital needs of the Borrower.

     Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between

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     Borrower and Lender, (including the Promissory Note dated June 1, 2000) and in all other loan agreements now or hereafter existing between Borrower and any other party. Borrower shall notify Lender immediately, in writing, of any default in connection with any agreement.

     Additional Assurances. Make, execute, and deliver to Lender such Security Agreements, instruments, documents, and any other agreements reasonably necessary to document and secure the Loan and to perfect Lender's Security Interests in the Property and Improvements.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

     Indemnification. Borrower shall defend, release, and indemnify and hold Lender (and its agents, representatives, employees, and attorneys) harmless from any and all claims asserted against Lender by any person, entity, or governmental body, or arising out of or in connection with this Agreement, and the related documents. Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all costs incurred by Lender in connection with such defense, (including attorneys' fees,) shall, upon demand, be paid by Borrower to Lender. Lender shall, in its sole discretion, be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by the Borrower's Savings Account which is pledged as collateral for the within Loan and shall be deemed an additional principal Advance under the Loan, payable upon demand, and shall bear interest at the rate applicable to the Loan.

     Actions. Lender shall have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the disbursement of funds from the Loan Fund. In connection with this right, Lender may incur and pay reasonable costs and expenses, including, but not limited to, attorneys' fees, for both trial and appellate proceedings. Borrower covenants to pay to Lender on demand all such expenses, together with interest from the date Lender incurs the expense at the rate specified in the accompanying Note, and Lender is authorized to disburse funds from the Loan Fund for such purposes.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has

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made to Lender, or Borrower fails to comply with or to perform, when due, any other term, obligation, covenant, or condition contained in this Document or any agreement related to this Document, Promissory Note between the parties dated June 1, 2000, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay the loan or perform Borrower's obligations under the loan documents or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's Behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of or levy on any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Agreement. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Borrower, without the prior written consent of Lender, prematurely breaks, halts, withdraws, or interrupts the Commerce Bank Savings Account which has been pledged as collateral/security for the within Line of Credit. (j) Any change in the legal or beneficial ownership of the borrowing entity which unreasonably impairs the security pledged by Borrower in conjunction with the within Loan.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on the loan and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including, failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on the accompanying Note to 3 percentage points over the rate of interest charged prior to default. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay some other individual/entity to help collect/enforce the obligations due under the loan agreements if Borrower does not pay; Borrower will also pay Lender for such additional amounts. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. If not prohibited by applicable law, Borrower will pay any court costs, in addition to all other sums provided by law. This Agreement has been delivered to Lender and accepted by Lender in the State of New Jersey. If there is a lawsuit, Borrower agrees, upon Lender's request, to

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

submit to the jurisdiction of the courts of Monmouth County, the State of New Jersey or such other lawful jurisdiction as the Lender may determine. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     Additionally, upon default, and without any further notice to the Borrower, the Lender shall have complete and uninterrupted access to the Commerce Bank Savings Account (Account #5297281) which has been pledged as collateral for the within Loan. That is, the said Savings Account has been assigned to the Lender, and/or its successors. By signing the within Agreement, Borrower consents to the assignment of the aforementioned Savings Account to the benefit of the Lender, or its successor. However, notwithstanding anything contained herein to the contrary, such an assignment shall only occur if Borrower is in default of any of its obligations connected with the within Agreement.

     With regard to the above, the Borrower shall sign and execute such other documents as Lender may, in its sole discretion, deem necessary to effectuate the assignment as aforesaid. Borrower hereby irrevocably appoints Lender, and/or its successor, as its Power of Attorney to sign any and all documents in this regard. The representations and obligations contained herein shall survive settlement.

     Finally, nothing contained herein shall prevent Lender (and/or its successors) from pursuing any other recourse as law or equity may allow.

ADDITIONAL REMEDIES: Notwithstanding anything contained herein to the contrary, in the event of Borrower's default, Lender may also avail itself to the following:

     TERMINATION OF ACCOUNT. If Borrower's Account is in default, Lender may, at its option, and without further notice or demand, eliminate Borrower's available credit by reducing Borrower's credit line to zero. In such an event, Lender will require Borrower to return any unused credit line account checks (if applicable) and, until Borrower does so, and until the principal balance of the loan has been paid in full, Lender will not release its interest in the collateral for the loan. Additionally, in such an event, Lender will no longer supply Borrower with additional credit line account checks (if applicable). Moreover, Borrower shall immediately repay to Lender, any principal balance, accrued finance charges, and any other charges which may be due and owing.

     SUSPENSION OF CREDIT PRIVILEGES. Lender may, temporarily or permanently, prohibit additional advances, or may reduce Borrower's credit line during any period in which (a) the value of the Lender's collateral declines significantly; (b) Lender has reason to believe that the Borrower will be unable to meet the repayment terms set forth herein because there has been a material change in any of the Borrower's financial circumstances; and/or (c) Borrower does not abide by any obligation contained in the within Agreement.

     CESSATION OF ADVANCES. Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds under this Agreement or under any other agreement if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor dies, becomes incompetent or insolvent, files a petition in bankruptcy or similar proceeds, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

CLOSING OF ACCOUNT. Upon sixty (60) days advanced written notice to Lender (at the address shown above), Borrower may close the Account if (a) the principal balance on the account is zero; and (b) Borrower (if applicable) has not issued any credit line account checks which are still outstanding. In the event both the aforementioned conditions (and any other conditions contained in the loan) are satisfied, within sixty (60) days of the receipt of Borrower's request to close the account, Lender will release its security interest in the collateral which secures the account.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title, and interest in and to Borrower's accounts with Lender (whether checking, savings, certificate of deposit, or some other account), including, without limitation, all accounts held jointly with another entity/individual and all accounts Borrower may open in the future, excluding, however, all IRA and Keogh Accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

INCORPORATION BY REFERENCE. The Promissory Note dated June 1, 2000 is incorporated herein at length.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

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     Agency.  Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any contractor. Lender is not an agent or representative of Borrower.
     This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other person. The relationship between Lender and Borrower will, at all times, be that of a Creditor and Debtor.

     Amendments. This Agreement, together with the Commitment Letter, Note, Assignment of Accounts, Business Loan Agreement, Support Documents and Related Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective, unless given in writing and signed by the party or parties sought to be charged or bound by the alteration of amendment.

     Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of New Jersey. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Monmouth County, the State of New Jersey or any such other New Jersey County as the Lender may determine. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     Litigation. Borrower represents that there is no Litigation pending, threatened, or anticipated against Borrower which would, in any way, affect Borrower's ability to repay the Loan amount as referenced herein.

     Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under this Agreement or under any of the Related Documents or Support Documents.

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Multiple Parties; Corporate/Company Authority. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower

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

     shall mean each and every Borrower. This means that each of the persons/entities signing below is responsible for all obligations in this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby expressly waives any rights to privacy it may have with respect to such matters. Borrower additionally expressly waives any and all notices of sale of participation interest, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interest in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have, now or later, against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans - irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interest - irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay, upon demand, all of Lender's expenses, including, without limitation, attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification, and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay some other individual/entity to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any of Lender's court costs, in addition to all other sums provided by law.

Entire Agreement. This Agreement and the Related Documents constitute all of the agreements between the parties relating to the closing and supersede all other prior or concurrent oral or written agreements or understandings relating to the closing.

Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier

                                      -10-
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or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown herein. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors, and assigns. BORROWER SHALL NOT, HOWEVER, HAVE THE RIGHT TO ASSIGN ITS RIGHTS UNDER THIS AGREEMENT OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents - regardless of any investigation made by Lender or on Lender's behalf.

Time is of the Essence. Time is of the Essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement, unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor/Guarantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor/Guarantor as to any future actions, obligations, or transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases, such consent may be granted or withheld in the sole discretion of Lender.

PRIOR TO SIGNING THIS DOCUMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, BORROWER AGREES TO THE TERMS OF THE BUSINESS LOAN AGREEMENT AND ACKNOWLEDGES RECEIPT OF AN EXECUTED COPY OF THE SAME. BORROWER ALSO ACKNOWLEDGES REVIEWING THE CONTENTS OF THIS AGREEMENT WITH AN ATTORNEY OF ITS OWN CHOICE.

ATTEST

                                        Telliurn, Inc., Borrower

By: /s/ Michael J. Losch                By: /s/ Richard W. Barcus
    ----------------------------            ------------------------------
    Michael J. Losch, Secretary             Richard W.  Barcus, President

Date: 6 - 1 - 00                        Date:  1 June 00
      --------------------------             -----------------------------

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